UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2007

Airbee Wireless, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50918	46-0500345
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9400 Key West Avenue, Rockville, Maryland		20850
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-517-1860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On October 10, 2007, we received notice from Montgomery Equity Partners Ltd. that the Settlement Agreement has been paid off in full in the third quarter. The settlement agreement was for $937,500 including principal, accrued interest and liquidated damages for which an affiliate of the company pledged 9,433,963 shares of his stock to guarantee the note which Montgomery foreclosed on. Of those shares, 4,019,221 shares were sold over a period of two years to pay the note. The remaining shares are to be returned to the affiliate.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 5, 2007 we closed on a $500,000 convertible debenture with Golden Gate Investors, Inc. which contains two funding increments. The first tranche is for $350,000 which was funded on October 9, 2007. The second tranche is for $150,000 and is to be funded when the stock closing bid price reaches a stable or increasing per share price for five successive trading days. An affiliate of the company pledged ten million (10,000,000) shares to guarantee performance on the agreement in the event of default. The coupon on the note is 8 3/4% and matures in twelve months with an extension of up to six months at the option of the holder. We issued a three year two million (2,000,000) share purchase warrant at a strike price of $0.12 per share and contains a cashless exercise provision. Subject to adjustment, the note converts at the lesser of (a) $0.25, or (b) sixty five percent(65%)of the average of the five (5) lowest VWAP for the twenty (20)trading days prior to the conversion date.

Item 8.01 Other Events.

As previously reported in the settlement agreement with our former CFO, on September 28, 2007, we received notice of judgment from the Circuit Court for Montgomery County, Maryland. As represented by counsel, the parties consent to this entry of judgment. The judgment grants the recovery of the sum of $700,000 with interest at the rate of 10% and the costs of action as provided by law to plaintiff Richard P. Sommerfeld.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airbee Wireless, Inc.

October 11, 2007	By:	E. Eugene Sharer

Name: E. Eugene Sharer
Title: President

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Exhibit Index

Exhibit No.	Description

1	Stock Purchse Agreement
2	Warrant
3	Note
4	Pledge Agreement
5	Irrevocable Voting Proxy